Exhibit 99.1

News Release

2012-40

Contact

Dianne VanBeber

Vice President, Investor Relations and Communications

dianne.vanbeber@intelsat.com

+1 202 944 7406

Intelsat Announces Proposed Offering of Senior Notes

Luxembourg, September 19, 2012

Intelsat S.A., the world’s leading provider of satellite services, today announced that its subsidiary, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”), intends to offer $640,000,000 aggregate principal amount of senior notes due 2022 (the “notes”).

Intelsat Jackson’s obligations under the notes will be guaranteed by certain of its parent companies. The net proceeds from the sale of the notes are expected to be used by Intelsat Jackson to purchase any and all of its outstanding $603,220,000 aggregate principal amount of 11 1/4% Senior Notes due 2016 that are validly tendered in connection with Intelsat Jackson’s tender offer and consent solicitation announced today, to redeem or repurchase 11 1/4% Senior Notes due 2016 not purchased in the tender offer, to pay related fees and expenses and for general corporate purposes.

The notes referred to above will be offered and sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in accordance with Regulation S under the Securities Act and applicable exemptions from registration, prospectus or like requirements under the laws and regulations of the relevant jurisdictions outside the United States. The notes will not be registered under the Securities Act and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes referred to above will also not be registered in any jurisdiction outside of the United States and no action or steps will be taken to permit the offer of the notes in any such jurisdiction where any registration or other action or steps would be required to permit an offer of the notes.

The notes may therefore not be offered or sold in any such jurisdiction except pursuant to an exemption from, or in a transaction not subject to, the relevant requirements of laws and regulations of such jurisdictions.

No prospectus as required by the Directive 2003/71/EC (and the implementing laws and regulations in the relevant member states) has been filed with respect to the notes and therefore no offers of notes may be made in any Member States of the European Economic Area unless made pursuant to an exemption under the Directive 2003/71/EC (and the implementing laws and regulations in the relevant Member States).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities of Intelsat, nor shall there be any offer, solicitation or sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About Intelsat

Intelsat is the leading provider of satellite services worldwide. For over 45 years, Intelsat has been delivering information and entertainment for many of the world’s leading media and network companies, multinational corporations, Internet Service Providers and governmental agencies. Intelsat’s satellite, teleport and fiber infrastructure is unmatched in the industry, setting the standard for transmissions of video, data and voice services. From the globalization of content and the proliferation of HD, to the expansion of cellular networks and broadband access, with Intelsat, advanced communications anywhere in the world are closer, by far.

Intelsat Safe Harbor Statement

Some of the statements in this news release, including statements regarding the expected note offering and the use of the proceeds of the offering, constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of Intelsat’s control. Known risks include, among others, the risks included in Intelsat’s annual report on Form 10-K for the year ended December 31, 2011 and its other filings with the U.S. Securities and Exchange Commission, the political, economic and legal conditions in the markets we are targeting for communications services or in which we operate and other risks and uncertainties inherent in the telecommunications business in general and the satellite communications business in particular. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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